Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Catalyst Biosciences, Inc. on Form S-8 to be filed on or about June 30, 2016 of our report dated March 9, 2016, on our audits of the consolidated financial statements of Catalyst Biosciences, Inc. as of December 31, 2015 and 2014 included in its Annual Report on Form 10-K filed with the Securities and Exchange Commission.

/s/ EISNERAMPER LLP

Iselin, New Jersey

June 30, 2016